Exhibit 99.2
News Release

Hooper Holmes and Provant to Merge

•	All-stock, accretive transaction increasing scale and enhancing scope

•	Pro-forma 2016 revenue of $67 million

•	Provides scale and significant cost saving synergies

•	Financing in place to support transaction and working capital

•	Strength of product offering and diversification of distribution channels accelerates innovation for existing customers and growth

•	Expected to close in 2017 second quarter

OLATHE, Kan. and EAST GREENWICH, R.I., Wednesday, March 8, 2017 — Hooper Holmes Inc. (NYSE:HH) and Provant Health Solutions LLC have agreed to combine in an all-stock transaction which will create one of the largest, pure-play health and wellness companies in the United States. On a combined basis, 2016 pro-forma annual revenue of the merged company is approximately $67 million, excluding $3.8 million of pass-through gift card revenue at Provant. This transaction is expected to significantly improve financial performance, expand the merged company’s combined national network of local health professionals and advance its well-being solutions technology.

“Scale, growth and synergies will create a compelling financial model and are expected to improve operating cash flow for our merged company. Our channel partners will be supported by an expanded network of local health professionals and direct customers will gain access to an expanded suite of personalized digital services that promote, track and measure healthy behaviors and outcomes,” said Henry E. Dubois, Chief Executive Officer of Hooper Holmes.

“Combining Hooper’s market-leading clinical services with Provant’s expertise in member service, personalized well-being and advanced analytics will deepen collaboration with our customers and channel partners,” said Heather Provino, Chief Executive Officer and founder of Provant. “Best-in-class, strategic partnerships are essential for capitalizing on the massive opportunity our industry is seeing in order to take advantage of the paradigm shift occurring in consumerism. We believe this powerful combination will drive innovation for our clients and accelerate growth.”

The transaction has compelling strategic and financial benefits for both health and wellness solutions companies. Provant and Hooper represent an exceptionally synergistic merger, bringing together unique specialties that cross business verticals. The merged company will be highly focused on leveraging each company's expertise to maximize growth, broaden market appeal and provide additional value that aligns with the objectives of clients and channel partners. The two companies have no customer overlap and both target growing healthcare market segments.

Synergies from leveraging fixed costs and optimizing services and processes are expected to significantly reduce the merged company’s cost structure, supporting a more efficient organization. The merger is expected to be accretive to adjusted EBITDA in full year 2017.

Under the terms of the transaction Hooper Holmes will issue approximately 10.5 million shares of common stock to Provant's owners and the merged company will raise $3.5 million in new equity capital. Century Equity Partners, the majority shareholder of Provant, has committed to $1.75 million of the $3.5 million equity raise and certain existing Hooper shareholders and insiders have committed to an additional $1.6 million, for a total of $3.3 million of the $3.5 million already committed.

Financing

Financing to support the transaction and provide working capital has been arranged from SWK Holdings, a specialized finance company focused on the healthcare sector, through a $6.5 million, five year term loan at LIBOR plus 12.5%, a reduction of 150 basis points from Hooper's current term facility. Principal repayments start in the first quarter of 2019. The company has also expanded its current asset-based credit facility from $7 million to $10 million with an accordion to $15 million during high-volume months.

Both of Hooper’s current lenders are participating in this transaction and are providing sufficient working capital to support integration and growth. At close, the merged company is expected to have cash on hand of $2-3 million and $10-12 million in receivables.

Management and Governance

Upon closing, Henry Dubois will serve as Chief Executive Officer of the merged company and Heather Provino will serve as Chief Strategy Officer. Further maintaining strength in leadership, Mark Clermont of Provant will serve as President and Steven Balthazor of Hooper Holmes will serve as Chief Financial Officer.

The Board of Directors will consist of seven members, three of which will be current Hooper Holmes directors, three of which will be current Provant directors and one independent director who currently chairs Hooper's audit committee. The company will continue to trade under the HH stock symbol. The company will have two major locations in Olathe, Kansas and East Greenwich, Rhode Island.

Approvals and Time to Close

The company expects to file a Form S-4 within the next ten days. Once the S-4 is effective, shareholder approval of the transaction is anticipated in 30 days. Closing is anticipated in late April or early May 2017.

Advisors

Cantor Fitzgerald has advised Hooper Holmes. Raymond James has advised Provant.

Conference Call and Webcast

The Company will host a conference call today, Wednesday, March 8, 2017, at 7:30 a.m. CT (8:30 a.m. ET) to discuss the merger. A slide presentation will accompany the conference call and is available on the Company’s website located at www.hooperholmes.com.

To participate in the conference call, please dial (888) 349-9586 or internationally 1-719-325-2247, conference ID: 4925972, five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company's website located at www.hooperholmes.com. A replay of the conference call will be available through March 15, 2017 by dialing (844) 512-2921, or internationally 1-412-317-6671. The access code for the replay is 4925972.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs. www.hooperholmes.com

About Provant

Provant is a leader of comprehensive workplace well-being solutions in North America, with a growing global presence. Founded in 2001, Provant partners with employers to improve employee health and productivity while supporting healthcare cost management. Through a network of 13,000+ health professionals, Provant touches millions of lives by delivering customized well-being strategies and services on-site, telephonically and digitally utilizing advanced data management. Provant is a privately held company headquartered in East Greenwich, Rhode Island. www.provanthealth.com

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Provant
Heather Provino
CEO
(401) 234-1700

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Investors: Scott Gordon
CORE IR
(516) 222-2560

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology.  These forward-looking statements include all statements other than historical facts.   Any forward-looking statement made by management during this call is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by management on this call speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. In addition, management uses the non-GAAP performance measures EBITDA and Adjusted EBITDA in this press release.

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